UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2024

StepStone Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39510	84-3868757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue, 45th Floor

New York, NY 10172

(Address of Principal Executive Offices)

(212) 351-6100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

 On May 31, 2024, StepStone Group Inc., a Delaware corporation (the “Company”) and StepStone Group LP, a Delaware limited partnership (the “Partnership”), completed the first annual exchange (the “2024 Exchange”) as part of the previously announced transactions to acquire equity interests of StepStone Group Real Estate LP, a Delaware limited partnership (“SRE”), StepStone Group Real Assets LP, a Delaware limited partnership (“SIRA”) and StepStone Group Private Debt AG (formerly known as Swiss Capital Alternative Investments AG), a private company limited by shares incorporated in the canton of Zurich (“SPD”, and collectively with SRE and SIRA, the “Asset Class Entities”, and each, an “Asset Class Entity”) pursuant to (i) the Transaction Agreement (the “SRE Transaction Agreement”), dated as of February 7, 2024, with SRE, Jeffrey Giller, solely in his capacity as seller representative, and the seller parties signatory thereto (the “SRE Sellers”), (ii) the Transaction Agreement (the “SIRA Transaction Agreement”), dated as of February 7, 2024, with SIRA, James O’Leary, solely in his capacity as seller representative, and the seller parties signatory thereto (the “SIRA Sellers”), and (iii) the Transaction Agreement (the “SPD Transaction Agreement”, and collectively with the SRE Tranaction Agreement and the SIRA Transaction Agreement, the “Transaction Agreements”), dated as of February 7, 2024, with StepStone Europe Limited, a private limited liability company incorporated in England and a wholly-owned subsidiary of the Company, SPD, Marcel Schindler, solely in his capacity as seller representative, and SC Partner LP, a Cayman Islands exempted limited partnership (the “SPD Seller”, and collectively with the SRE Sellers and the SIRA Sellers, the “Sellers”, and each, a “Seller”), respectively.

 The portion of the equity interests acquired in the 2024 Exchange was approximately 5% of each Asset Class Entity. As a result of the 2024 Exchange, the Partnership now owns approximately 56% of the outstanding equity interests of SRE, 54% of the outstanding equity interests of SIRA and 55% of the outstanding equity interests of SPD. The amount of consideration delivered was calculated using exchange ratios based on a formula establishing an assumed value of each Asset Class Entity based on its estimated adjusted net income, relative to an adjusted trading multiple for the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), relative to the Company’s estimated adjusted net income. The aggregate consideration paid by the Company and the Partnership in the 2024 Exchange was approximately (i) $13 million in cash, (ii) 513,394 shares of Class A Common Stock, and (iii) 2,239,185 Class D Units of the Partnership (the “Class D Units”).

Tenth Amended & Restated Limited Partnership Agreement

 In connection with the transactions contemplated by the SRE Transaction Agreement and SIRA Transaction Agreement, the Partnership entered into a Tenth Amended & Restated Limited Partnership Agreement of StepStone Partnership LP (the “A&R Partnership Agreement”) at the closing of the 2024 Exchange on May 31, 2024. The A&R Partnership Agreement creates Class D Units of the Partnership (the “Class D Units”) to be issued to the Sellers under the SRE Transaction Agreement and SIRA Transaction Agreement. The rights and obligations applicable to holders of the Class D Units are substantially the same as those applicable to existing holders of Class C Units of the Partnership under the Ninth Amended & Restated Limited Partnership Agreement of the Partnership.

 The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the A&R Partnership Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Second Amended and Restated Registration Rights Agreement

 In connection with the transactions contemplated by the Transaction Agreements, the Company entered into a Second Amended and Restated Registration Rights Agreement (the “Second A&R RRA”) at the closing of the 2024 Exchange on May 31, 2024, on substially the same terms as the existing Amended and Restated Registration Rights Agreement, dated as of September 20, 2021. The Second A&R RRA grants customary registration rights to the Sellers, including demand registration rights, shelf registration rights and piggback registration rights.

 The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Second A&R RRA, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Class D Exchange Agreement

 In connection with the transactions contemplated by the SRE Transaction Agreement and SIRA Transaction Agreement, the Company entered into a Class D Exchange Agreement (the “Class D Exchange Agreement”) at the closing of the 2024 Exchange on May 31, 2024. The Class D Exchange Agreement provides, among other things, Sellers under the SRE Transaction Agreement and SIRA Transaction Agreement with the ability, in certain circumstances and subject to certain conditions, to exchange the Class D Units issued to them in connection with the SRE Transaction Agreement and SIRA Transaction Agreement on a one for one basis with shares of Class A Common Stock of the Company, par value $0.001 (the “Class A Common Stock”). In addition, the Class D Exchange Agreement restricts the exchange of the Class D Units issued to such Sellers, which restriction shall apply for a maximum of one year (or two years if a Transaction Agreement Exchange (as defined in the Class D Exchange Agreement) constitutes an Acceleration Exchange (as defined in the Class D Exchange Agreement)), subject to certain exceptions.

 The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Class D Exchange Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

 The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

 The Class A Common Stock and Class D Units issued at the closing of the 2024 Exchange are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable securities laws, in reliance upon the exemption set forth in Section 4(a)(2) under the Securities Act. The Class A Common Stock issued to SPD Seller at the closing of the 2024 Exchange are subject to certain transfer restrictions set forth in the SPD Transaction Agreement. One share of Class A Common Stock will be issuable upon exchange of each Class D Unit and such issuances will be made in reliance upon the exemption set forth in Sections 3(a)(9) and/or 4(a)(2) under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Tenth Amended and Restated Limited Partnership Agreement of StepStone Group LP, dated May 31, 2024, by and among StepStone Group Holdings, LLC, as General Partner, and each of the other persons and entities party thereto.

10.2	Second Amended & Restated Registration Rights Agreement, dated May 31, 2024, by and among the Company and the other persons and entities party thereto.

10.3	Class D Exchange Agreement, dated as of May 31, 2024, by and among the Company, the Partnership and the other persons and entities party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2024	StepStone Group Inc.

	By:	/s/ Scott Hart
Scott Hart
Partner and Chief Executive Officer